Exhibit 99.1

[LOGO]                      Ultra Petroleum Corp.
--------------------------------------------------------------------------------

August 4, 2003

ULTRA PETROLEUM REPORTS 483 % EARNINGS GROWTH IN 2ND QUARTER

Houston, TX - Ultra Petroleum (AMEX-UPL, TSX-UP) today reported earnings increased 483% to $7,620,055 or $0.10 per share for the quarter ending June 30, 2003 compared to $1,306,868 or $0.02 per share for the same period in 2002. Cash flow (1) for the quarter ended June 30, 2003 increased 291% to $16,248,578 or $0.21 per share, compared to $4,153,428 or $0.05 per share for the same period in 2002.

For the six-month period ending June 30, 2003 earnings increased 425% to $15,841,546 or $0.20 per share, compared to $3,018,304 or $0.04 for the same period in 2002. Cash flow (1) for the six-month period increased 259% to $33,835,203 or $0.43 per share, compared to $9,415,433 or $0.12 per share for the same period in 2002.

Production for the second quarter increased 88% to 5.9 Bcfe; averaging 65 MMcfe/d compared to 3.1 Bcfe or 34 MMcfe/d for the same quarter in 2002. Average natural gas prices increased to $3.93 per Mcf for the second quarter compared to $2.52 for the same period in 2002. Average oil prices for the second quarter of 2003 increased to $30.84 compared to $25.58 in 2002.

Production for the six-month period ended June 30, 2003 increased 73 % to 12.3 Bcfe, or 68 MMcfe/d compared to 7.1 Bcfe or 39.2 MMcfe/d for the same period in 2002. Average natural gas prices for the second quarter increased to $3.86 per Mcf compared to $2.36 per Mcf during the same period in 2002 while average oil prices increased to $29.90 compared to $22.85 in 2002.

During the quarter Ultra's bank group increased Ultra's borrowing base to $155 million from $120 million, adding Bank of Scotland to its existing group which includes Bank One, NA, Union Bank of California, Guarantee Bank, Hibernia National Bank and Compass Bank, with Banc One Capital Markets, Inc. acting as arranger on the transaction. At June 30,2003 Ultra had $72 million drawn under it's bank facility.

"By nearly doubling second quarter production to 5.9 Bcfe, an amount greater than our total year 2000 production, we enjoyed a 483% increase in earnings to $7.6 million. Over the past few years I've said that that we would focus on growing reserves, and then production, and earnings and cash flow would follow. We are seeing the results of that direction, and it is rewarding to see our growth targets met or exceeded while continuing with our excellent cost structure. Recent operational successes instill an added

             363 N. Sam Houston Pkwy, Ste. 1200, Houston, TX 77060
                 Telephone 281-876-0120 Fascimile 281-876-2831
confidence that our 2003 growth targets of increasing production 55% to 27 Bcfe and increasing proved reserves 25% to 875 Bcfe will be met. Enjoying what has already been a much better year for Rocky Mountain natural gas prices than was 2002, I anticipate 2003 will be a record year for Ultra Petroleum," stated Michael D. Watford, Ultra's Chairman, President and CEO.

                                                            For the Three-Month Period Ended          For the Six-Month Period Ended
                                                              30-Jun-03           30-Jun-02           30-Jun-03           30-Jun-02
                                                             -----------         -----------         -----------         -----------
Production
     Oil Production-bbls                                         100,773
                                                                                      47,479              26,628              60,722
     Natural Gas (Mcf)                                         5,592,979           2,963,417          11,598,117           6,733,658
                                                             -----------         -----------         -----------         -----------
Gas Equivalent Production - Mcfe                               5,877,853           3,123,185          12,302,755           7,098,190

Realized Product Prices
     Oil Price - $/bbl                                       $     30.84         $     25.58         $     29.90         $     22.85
     Gas Price 0 $/mcf                                       $      3.93         $      2.52         $      3.86         $      2.36

Revenues
     Oil Revenue                                             $ 1,464,430         $   681,105         $ 3,012,936         $ 1,387,478
     Gas Revenue                                             $22,001,224         $ 7,462,282         $45,123,812         $15,862,228
                                                             -----------         -----------         -----------         -----------
Total Revenues                                               $23,465,654         $ 8,143,387         $48,136,748         $17,249,706

Operating costs and expenses
     Operating expenses                                          418,277           1,612,420             905,144
                                                                                                                             667,134
     Taxes                                                     2,603,589             783,452           5,266,810           1,719,039
     Gathering                                                 1,702,938             890,468           3,296,174           1,956,946
     Depreciation, depletion                                   3,451,894           1,745,291           7,057,740           3,853,588
     and amortization
     General and administrative                                1,503,772           1,210,952           2,741,475           2,059,263
     Stock compensation                                          425,280           1,018,220             796,165
                                                                                                                             405,720
     Interest and debt expense                                   692,156           1,404,434           1,206,217
                                                                                                                             750,834
                                                             -----------         -----------         -----------         -----------
Total direct expenses                                         11,085,881           6,165,876          22,397,273          12,496,362

Interest and other income
                                                                  11,191               5,346              19,768              12,336

Income Tax - deferred                                          4,770,909             675,989           9,917,697           1,747,376

Net Income                                                   $ 7,620,055         $ 1,306,868         $15,841,546         $ 3,018,304
     Per common share - basic                                $      0.10         $      0.02         $      0.21         $      0.04
     Per common share - fully                                $      0.10         $      0.02         $      0.20         $      0.04
     diluted

Cash flow from operations (1)                                $16,248,578         $ 4,153,428         $33,835,203         $ 9,415,433
     Per common share - basic                                $      0.22         $      0.06         $      0.46         $      0.13
     Per common share - diluted                              $      0.21         $      0.05         $      0.43         $      0.12

Shares outstanding                                            74,226,168          73,837,543          74,226,168          73,837,543

Weighted Average - Basic                                      74,172,652          73,771,411          74,115,066          73,634,564

Weighted Average - Diluted                                    78,303,218          77,648,635          78,121,136          77,523,856

Costs per Mcfe
     Operating Expenses                                            0.113               0.134               0.131               0.128
     Severance/Production Taxes                                    0.443               0.251               0.428               0.242
     Gathering                                                     0.290               0.285               0.268               0.276
                                                             -----------         -----------         -----------         -----------
Total Lease Operating                                              0.846               0.670               0.827               0.645
                                                             -----------         -----------         -----------         -----------

Depreciation, depletion and                                        0.587               0.559               0.574               0.543
amortization
General and administrative                                         0.256               0.388               0.223               0.290

These statements are unaudited and subject to year-end adjustments.

      (1) "Cash flow" refers to cash flow from operations before net changes in non-cash working capital.

Reconcilliation of cash flow from operations before
change in net working capital.                              Three Months Ended June 30                Six Months Ended June 30
-----------------------------------------------------------------------------------------------------------------------------------
                                                            2003                 2002                 2003                 2002
                                                        ---------------------------------------------------------------------------
Net cash provided by operating
activities                                              $ 29,476,795         $  6,586,373         $ 42,893,154         $  6,238,927
     Accounts payable and
     accrued liabilities                                $(11,004,469)        $ (3,236,891)        $ (9,615,237)        $  4,868,729
     Prepaid expenses and other
     current assets                                     $  1,889,436         $  2,048,087         $  2,233,743         $   (937,041)
     Accounts receivable                                $ (2,003,492)        $ (1,269,670)        $    564,995         $   (806,481)
     Restricted cash                                    $        364         $        531         $        726         $      1,299
     Other long-term obligations                        $ (2,110,056)        $     25,000         $ (2,242,178)        $     50,000

Cash flow from operations
before net change in net
working capital                                         $ 16,248,578         $  4,153,428         $ 33,835,203         $  9,415,433

Ultra Petroleum is an independent, exploration and production company focused on developing its long life natural gas reserves in the Green River Basin of Wyoming, and oil reserves in Bohai Bay, offshore China. Ultra is listed on the American Stock Exchange under the ticker "UPL" and on the Toronto Stock Exchange under the ticker "UP" with 74,227,668 shares outstanding.

The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We may use certain terms in this press release, relating to reserves and/or production that the SEC's guidelines strictly prohibit us from including in filings with the SEC. U.S. Investors are urged to consider closely the disclosure in our Form 10-K available from us at 363 North Sam Houston Parkway E., Suite 1200, Houston, TX 77060. You can also obtain this form from the SEC by calling 1-800-SEC-0330.

This news release includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections or other statements, other than statements of historical fact, are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they can give no assurance that such expectations will prove to have been correct. Certain risks and uncertainties inherent in the Company's businesses are set forth in their filings with the Securities and Exchange Commission. Full details regarding the selected financial information provided above will be available in the Company's annual report and in the Annual Information form to be filed under the cover of Form 10-K.

For more information contact:

David Russell
Investor Relations
(281) 876-0120 Extension 302